EXHIBIT 10.1


                              VOTING AGREEMENT

      VOTING AGREEMENT, dated June 11, 1998, between David R. Hill, an individual ("Hill"), and PhoneTel Technologies, Inc., an Ohio corporation (the "Company").

      WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Davel Communications Group, Inc., an Illinois corporation ("Old Davel"), Davel Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Old Davel ("New Davel"), D Subsidiary, Inc., an Illinois corporation and a wholly owned subsidiary of New Davel ("D Sub"), and PT Merger Corp., an Ohio corporation and a wholly owned subsidiary of New Davel ("P Sub"), have entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated the date hereof, pursuant to which (i) D Sub will be merged with and into Old Davel with Old Davel surviving as a wholly owned subsidiary of New Davel (the "Davel Merger") and (ii) P Sub will be merged with and into the Company with the Company surviving as a wholly owned subsidiary of New Davel (the "PhoneTel Merger").

      WHEREAS, the consummation of the Davel Merger, the PhoneTel Merger and the other transactions contemplated by the Merger Agreement (the "Transaction") is subject to certain conditions, including the approval of the Merger Agreement and the Davel Merger by the holders of at least two-thirds of the outstanding shares of common stock, no par value, of Old Davel ("Old Davel Common Stock").

      WHEREAS, Hill is the record and beneficial owner of 2,351,533 shares of Old Davel Common Stock, representing approximately 50.6% of the shares of Old Davel Common Stock outstanding as of June 1, 1998 (approximately 32.8% of the shares of Old Davel Common Stock outstanding as of such date, after giving effect to the issuance by Old Davel of the shares of Old Davel Common Stock to be purchased by Samstock L.L.C. ("Samstock") pursuant to the Davel Stock Purchase Agreement and the sale by Hill to Samstock of 500,000 shares of Old Davel Common Stock pursuant to the Hill Stock Purchase Agreement) (such 2,351,533 shares of Old Davel Common Stock (1,851,533 shares following consummation of the transactions contemplated by the Hill Stock Purchase Agreement), together with any other shares of capital stock of Old Davel acquired by Hill after the date hereof and during the term of this Agreement, being collectively referred to herein as the "Shares").

      WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, and as an inducement to the Company to do so, Hill has agreed for the benefit of the Company as set forth in this Agreement.

      NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                 ARTICLE I

                                DEFINITIONS

      Section1.1     The terms "Davel Stock Purchase Agreement," "Hill Stock
 Purchase Agreement," and "Stock Purchase Agreements" shall have the meanings set forth in the Voting Agreement, dated the date hereof, between Samstock and the Company, and the terms "Investment Agreement" and "Shareholders Agreement" shall have the meanings set forth in the Davel Stock Purchase Agreement.


                                 ARTICLE II

                             COVENANTS OF HILL

      Section 2.1 Agreement to Vote. At any meeting of the shareholders of Old Davel held prior to the Termination Date (as defined in Section 5.4), however called, and at every reconvened meeting following any adjournment thereof prior to the Termination Date, or in connection with any written consent of the shareholders of Old Davel executed prior to the Termination Date, Hill shall vote the Shares (a) in favor of the approval of the Merger Agreement, the Davel Merger and each of the actions contemplated by the Merger Agreement to be performed by Old Davel or New Davel in connection with the Transaction and any actions required in furtherance thereof; and (b) in favor of the election, at any annual meeting of stockholders of New Davel, of Mr. Peter Graf as a member of the Board of Directors of New Davel to serve until the first anniversary of the Closing Date. Prior to the Termination Date and subject to Section 2.3, other than the Stock Purchase Agreements, the Investment Agreement, the Shareholders Agreement and the Hill Voting Agreement (as hereinafter defined), Hill shall not enter into any agreement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Shares in any manner inconsistent with the preceding sentence.

      Section 2.2 Proxies. (a) Hill hereby revokes any and all previous proxies granted with respect to matters set forth in Section 2.1 for the Shares.

      (b) Prior to the Termination Date, Hill shall not grant any proxies or powers of attorney with respect to matters set forth in Section 2.1, deposit any of the Shares into a voting trust or enter into a voting agreement, other than this Agreement, the Stock Purchase Agreements, the Investment Agreement, the Shareholders Agreement and the Hill Voting Agreement (as hereinafter defined), with respect to any of the Shares, in each case with respect to such matters.

      Section 2.3 Transfer of Shares by Hill. Prior to the Termination Date, except as set forth in the Hill Stock Purchase Agreement, Hill shall not (a) pledge or place any encumbrance on any Shares, other than pursuant to this Agreement, or (b) transfer, sell, exchange or otherwise dispose of any Shares, in each case unless the pledgee, encumbrance holder, transferee, purchaser or acquiror of such Shares enters into a Voting Agreement with the Company containing substantially the same terms as this Agreement.

      Section 2.4 Action in Shareholder Capacity Only. Hill makes no agreement or understanding herein in any capacity other than his capacity as a record holder and beneficial owner of the Shares, and nothing herein shall limit or affect any actions taken in any other capacity.

                                ARTICLE III

                      REPRESENTATIONS, WARRANTIES AND
                        ADDITIONAL COVENANTS OF HILL

      Hill represents, warrants and covenants to the Company that:

      Section 3.1 Ownership. Hill is, as of the date hereof, the beneficial and record owner of 2,351,533 shares of Old Davel Common Stock and has the sole right to vote such shares, and, except as set forth in the Agreement dated May 14, 1997 between Hill and Samstock (the "Hill Voting Agreement"), there are no restrictions on rights of disposition or other liens pertaining to such shares other than as contemplated by the Hill Stock Purchase Agreement and the Shareholders Agreement. None of such shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such shares other than pursuant to the Hill Stock Purchase Agreement, the Hill Voting Agreement, the Investment Agreement and the Shareholders Agreement.

      Section 3.2 Authority and Non-Contravention. Hill has the right, power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Hill and constitutes a valid and binding obligation of Hill, enforceable against Hill in accordance with its terms, subject to general principles of equity and as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally. Neither the execution and delivery of this Agreement by Hill nor the consummation by Hill of the transactions contemplated hereby will (i) materially violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Hill or the Shares or (ii) constitute a material violation of or default under any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Hill is a party or by which Hill or his assets are bound.

      Section 3.3 Total Shares. Except for options to purchase 200,000 shares of Old Davel Common Stock (and except for rights issued pursuant to the Rights Agreement, dated as of April 22, 1998, between Old Davel and Chase Mellon Shareholder Services, L.L.C.), Hill does not have any option to purchase or right to subscribe for or otherwise acquire any securities of Old Davel and has no other interest in or voting rights with respect to any other securities of Old Davel.

      Section 3.4 Reasonable Efforts. Prior to the Termination Date, Hill shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with Old Davel in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Transaction.

                                 ARTICLE IV

                REPRESENTATIONS, WARRANTIES AND COVENANTS OF
                                THE COMPANY

      The Company represents, warrants and covenants to Hill that:

      Section 4.1 Authority and Non-Contravention. The Company has the right, power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to general principles of equity and as may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby will (i) materially violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Company or (ii) violate or conflict with the articles of incorporation or code of regulations of the Company or constitute a material violation of or default under any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which the Company is a party or by which the Company or its assets are bound.


                                 ARTICLE V

                               MISCELLANEOUS

      Section 5.1 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs or expenses.

      Section 5.2 Further Assurances. From time to time, at the request of the Company, in the case of Hill, or at the request of Hill, in the case of the Company, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

      Section 5.3 Specific Performance. Hill agrees that the Company would be irreparably damaged if for any reason Hill fails to perform any of Hill's obligations under this Agreement, and that the Company would not have an adequate remedy at law for money damages in such event. Accordingly, the Company shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by Hill. This provision is without prejudice to any other rights that the Company may have against Hill for any failure to perform its obligations under this Agreement.

      Section 5.4 Amendments, Termination. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. The representations, warranties, covenants and agreements set forth in Article II, Article III and Article IV shall terminate, except with respect to liability for prior breaches thereof, upon the earliest to occur of (i) termination of the Merger Agreement in accordance with its terms, (ii) the Closing Date and (iii) the date, if any, upon which the Company's Board of Directors withdraws, modifies or changes its recommendation or approval of the Merger Agreement or the PhoneTel Merger in a manner adverse to Old Davel (the "Termination Date"); provided, however, that with respect to clause (b) of Section 2.1, "Termination Date" shall mean the first anniversary of the Closing Date.

      Section 5.5 Assignment. Subject to Section 2.3 hereof, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

      Section 5.6 Certain Events. Hill agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

      Section 5.7 Entire Agreement. This Agreement (including the documents referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understanding, both oral and written between the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies.

      Section 5.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address or telecopy or telex number for a party as shall be specified by like notice):

           If to the Company, to:

                PhoneTel Technologies, Inc.
                1001 Lakeside Avenue, 7th Floor
                Cleveland, Ohio  44114
                Attention:  General Counsel
                Telecopy number:  216.875.4337

           with a copy to:

                Skadden, Arps, Slate, Meagher & Flom
                919 Third Avenue
                New York, New York  10022
                Attention: Stephen M. Banker, Esq.
                Telecopy number:  212.735.2000

           If to Hill, to:

                David R. Hill
                601 West Morgan
                Jacksonville, Illinois  62650
                Telecopy number:  217.243.6016

      Section 5.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      Section 5.10 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and, shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties in original or facsimile form.

      Section 5.11 Interpretation. The headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 5.12 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

      Section 5.13 Consent to Jurisdiction. Each party hereto irrevocably submits to the nonexclusive jurisdiction of (a) the state courts of the State of Illinois and (b) the United States federal district courts located in the State of Illinois for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

      Section 5.14 Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.


      IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first above written.



                               -------------------------------------
                               David R. Hill


                               PHONETEL TECHNOLOGIES, INC.


                               By:_________________________________
                                  Name:
                                  Title: